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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


To the Board of Directors
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Corvis Corporation
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We hereby conset to the use in this Registration Statement on Form S-8 of our report dated April 26 relating to the financial statements of Algety Telecom SA, which are incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Coopers & Lybrand Entreprises
Member of PricewaterhouseCoopers

Rennes, September 25, 2000

/s/ Yves Pelle

Yves Pelle
Partner